Exhibit 99(a)(5)(j)

独家服务总协议

MASTER EXCLUSIVE SERVICE AGREEMENT

本独家服务总协议（“本协议”）由以下双方于2019年 9 月 16 日在____订立：

This Master Exclusive Service Agreement (this “Agreement”) is entered into in ____as of September 16, 2019 by and between the following parties:

(1)	耀世星辉新文娱（北京）科技有限公司（“外资企业”），一家根据中华人民共和国（“中国”）法律在中国北京注册成立的外商独资企业，注册地址为北京市顺义区高丽营镇文化营村北(临空二路1号科技创新功能区)；外资企业的股权由Glory Star New Media Group Limited（“最终控股股东”），一家在开曼群岛获豁免的有限责任公司，最终实益持有100%；和

Glory Star New Media (Beijing) Technology Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise registered in Beijing, the People’s Republic of China (“China” or “PRC”), under the PRC laws; its address is North of Cultural Camp Village, Gaoliying Town, Shunyi District, Beijing (Science and Technology Innovation Zone, No.1 Linkong Second Road). WFOE’s 100% equity is ultimately and beneficially held by Glory Star New Media Group Limited (the “Ultimate Controlling Shareholder”), a limited liability company exempted in the Cayman Islands; and

(2)	星璀璨国际传媒（北京）有限公司(“星璀璨”),一家根据中国法律在中国北京注册成立的内资公司, 地址为北京市朝阳区光华路5号院3号楼2层201内19室。

Xing Cui Can International Media (Beijing) Co., Ltd. (the “Xing Cui Can”), a domestic company registered in Beijing, China, under the PRC laws; its address is Room 19 inside 201, 2nd Floor, Building 3, No.5 Guanghua Road, Chaoyang District, Beijing.

（以上外资企业、星璀璨单独称为“一方”，合称为“双方”）。

(Each of the WFOE and Xing Cui Can, a “Party”, and collectively the “Parties”).

序言

RECITALS

鉴于，双方有意利用各自的专业能力和资源进一步促进其现有业务、扩大各自的市场份额；以及

WHEREAS, the Parties intend to utilize their respective expertise and resources to further promote their existing business and expand their market share; and

鉴于，外资企业及其关联方有意向星璀璨提供特定服务，星璀璨同意仅从外资企业接受该等服务。

WHEREAS, the WFOE, together with its affiliates, intends to provide certain services to Xing Cui Can; and Xing Cui Can agrees to accept such services only from the WFOE.

有鉴于此，基于本协议中包含的各项前提、声明、保证、承诺和约定，双方愿意受其约束，并达成如下约定：

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

协议

AGREEMENT

1.	提供服务 Provision of Services

1.1	依据本协议规定的条款和条件，星璀璨（“接受服务方”）特此不可撤销地委任和指定外资企业作为其独家服务提供者，提供附件1中列出的技术和业务支持服务。

In accordance with the terms and conditions set forth in this Agreement, Xing Cui Can (referred to as the “Service Receiving Party”) hereby irrevocably appoints and designates the WFOE as its exclusive service provider to provide the technical and business support services as set forth in Schedule 1.

1.2	在本协议期间，接受服务方未经外资企业书面同意不得直接或间接地从第三方获取与本协议项下服务相同或相似的服务，亦不得同任何第三方签订类似的服务协议。

During the term of this Agreement, the Service Receiving Party shall not, without the WFOE’s written consent, directly and indirectly, obtain the same or similar services as provided under this Agreement from any third party, or enter into any similar service agreement with any third party.

2.	外资企业指定服务提供者的权利；工作说明 WFOE’s Power to Designate Service Provider; Statement of Work

2.1	外资企业有权依其完全自主判断自行指定并委任任何其关联方（与外资企业合称“服务提供者”）提供本协议第一条中规定的任何服务。

The WFOE has the right to designate and appoint, at its sole discretion, any entities affiliated with the WFOE (together with the WFOE, the “Service Providers”) to provide any and all services set forth in Section 1 hereof.

2.2	服务提供者应与接受服务方通过一个或多个单独的服务协议（“服务协议”）在附件1规定的范围之内确定具体的服务内容。

Service Providers shall determine the specific contents of services within the scope listed in Schedule 1 with the Service Receiving Party in one or more separate service agreements (each, a “Service Agreement”).

3.	服务费和支付 Service Fee and Payment

3.1	本协议附件1规定了服务费的计算和支付方式。

The calculation and payment manners of the service fee are stipulated in Schedule 1 of this Agreement.

3.2	接受服务方应促使接受服务方的股东以其持有的接受服务方股权向外资企业提供质押担保，以保证本协议项下接受服务方须支付的服务费得到支付。

The Service Receiving Party shall procure its shareholder to pledge all of the shares of the Service Receiving Party held by such shareholder in favor of the WFOE to secure the service fee payable by the Service Receiving Party under this Agreement.

4.	知识产权 Intellectual Property Rights

4.1	本协议履行过程中开发的任何知识产权（包括但不限于版权、商标、专利、技术秘密和专门知识）归服务提供者所有，除本协议另有明确规定，接受服务方不享有任何与知识产权有关的权利。

Any intellectual properties developed by performance of this Agreement, including but not limited to copyrights, trademarks, patents, technical secrets, and knowhow, belong to the Service Providers, and the Service Receiving Party shall enjoy no rights where they relate to intellectual properties other than those expressly provided herein.

4.2	若一项开发是基于接受服务方所有的知识产权，接受服务方应确保并保证该知识产权无瑕疵。否则接受服务方须就该知识产权的权利瑕疵对服务提供者产生的全部损害和损失承担责任。若服务提供者因此向第三方承担任何责任，服务提供者有权就其全部损失从接受服务方处获得偿付。

If a development is based on the intellectual properties owned by the Service Receiving Party, the Service Receiving Party shall warrant and guarantee that such intellectual properties are flawless. Otherwise, the Service Receiving Party shall bear all damages and losses caused to the Service Providers by any flaw of such intellectual properties. If the Service Providers are to bear any liabilities to any third party thus caused, they have the right to recover all of their losses from Service Receiving Party.

4.3	双方同意本协议终止或失效时，本条仍然有效。

The Parties agree that this section shall survive the termination or expiration of this Agreement.

5.	外资企业的财务支持 WFOE’s Financing Support

5.1	为确保接受服务方业务运营的现金流需求和/或为抵消业务运营中累积的任何损失，外资企业同意其应在中国法律允许的范围内由其自身或通过其指定的其他方向接受服务方提供财务支持。外资企业可以以银行委托贷款或其他中国法律允许的方式向接受服务方提供财务支持。就上述财务支持事宜，双方应另行签署相关协议予以约定。

To ensure that the cash flow requirements with regard to the business operations of the Service Receiving Party are met and/or to set off any loss accrued during such operations, the WFOE agrees that it shall, to the extent permissible under PRC laws, through itself or its designated person, provide financial support to the Service Receiving Party. The WFOE’s financing support to the Service Receiving Party may take the form of bank entrusted loans or other forms permitted under PRC laws. Agreements for such financing support shall be executed separately.

6.	陈述和保证 Representations and Warranties

6.1	外资企业特此作出如下陈述和保证：

The WFOE hereby represents and warrants as follows:

(a)	其是依照中国法律正式注册设立并有效存续的一家外商独资企业；

It is a wholly foreign-owned enterprise duly incorporated and validly existing under PRC laws;

(b)	其于公司权力和营业范围之内签署并履行本协议。其已采取必要的公司行为且获得适当授权，并已从第三方和政府部门获得必要的同意及批准。外资企业签署并履行本协议不会违反对其有约束力或有影响的法律或合同；及

Its execution and performance of this Agreement are within its corporate power and business scope. It has taken necessary corporate actions and obtained appropriate authorizations, and has obtained the necessary consents and approvals from any third parties and government agencies. Its execution and performance of this Agreement do not violate the laws and contracts binding upon it; and

(c)	本协议一经签署即构成对外资企业合法、有效、有约束力的义务，并依本协议之条款可对其强制执行。

Upon execution, this Agreement will constitute a legal, valid and binding obligation of the WFOE enforceable against the WFOE in accordance with its terms.

6.2	接受服务方特此作出如下陈述和保证：

The Service Receiving Party hereby represents and warrants as follows:

(a)	其是依照中国法律正式注册设立并有效存续的法人；

It is a legal person duly incorporated and validly existing under PRC laws;

(b)	其于公司权力和营业范围之内签署并履行本协议。其已采取必要的公司行为且获得适当授权，并已从第三方和政府部门获得必要的同意及批准。其签署并履行本协议不会违反对其有约束力或有影响的法律或合同；及

Its execution and performance of this Agreement are within its entity power and business scope. It has taken necessary entity actions and obtained appropriate authorizations, and has obtained the necessary consents and approvals from any third parties and government agencies. Its execution and performance of this Agreement do not violate the laws and contracts binding upon it; and

(c)	本协议一经签署即构成对接受服务方合法、有效、有约束力的义务，并依本协议之条款可对其强制执行。

Upon execution, this Agreement will constitute a legal, valid and binding obligation of the Service Receiving Party enforceable against the Service Receiving Party in accordance with its terms.

(d)	接受服务方及其关联方均已明确同意严格遵守本协议的相关规定。

The Service Receiving Party as well as its affiliates have expressly agreed to strictly comply with relevant provisions of this Agreement.

7.	保密条款 Confidentiality

7.1	各方同意对就履行本协议而获得的机密数据和信息（合称“保密信息”）尽力采取各种合理措施予以保密。未经保密信息提供方的事先书面同意，保密信息接受方不得向任何第三方披露、提供或转让该等保密信息。一旦本协议终止，保密信息接受方应将载有保密信息的任何文件、资料或软件根据保密信息提供方要求归还，或予以销毁，并从所有相关记忆装置中删除所有保密信息，且不得继续使用这些保密信息。

Parties agrees to take all reasonable steps to protect and maintain the confidentiality of the confidential data and information received in connection with the performance of this Agreement (collectively, the “Confidential Information”). The Confidential Information receiving party shall not disclose, give or transfer any Confidential Information to any third party without the Confidential Information providing party prior written consent. Upon termination of this Agreement, the Confidential Information receiving party shall, at the Confidential Information providing party s request, return any and all documents, information or software containing any of such Confidential Information to the Confidential Information providing party or destroy it, and delete all of such Confidential Information from any memory devices, and cease to use such Confidential Information.

7.2	双方同意本协议终止或失效时，本条仍然有效。

The Parties agree that this section shall survive the termination or expiration of this Agreement.

8.	生效日和期限 Effective Date and Term

8.1	本协议于文首所载之日生效。除非按本协议规定终止，本协议永久有效。

This Agreement shall be effective as of the date first set forth above. This Agreement shall remain effective unless terminated as provided herein.

8.2	尽管有上述约定，1）外资企业有权随时于提前三十（30）日书面通知星璀璨后终止本协议，接受服务方无权终止本协议;以及2）根据《独家购股权协议》，如星璀璨之全部股权已转让给外资企业和/或外资企业指定的第三方，本协议终止。

Notwithstanding the foregoing provisions, i) the WFOE shall have the right to terminate this Agreement at any time with a prior thirty(30)-days written notice to Xing Cui Can, whereas the Service Receiving Party shall not have the right to terminate this Agreement; and ii) This Agreement shall be terminated upon the transfer of all the shares of Xing Cui Can to the WFOE and/or a third party designated by the WFOE pursuant to the Exclusive Option Agreement.

8.3	本协议由于任何原因终止并不免除任何一方在本协议终止日前到期的本协议项下任何付款义务(包括但不限于服务费)，也不免除本协议终止前发生的任何违约责任。本协议终止前所产生的应付费用应在本协议终止之日起15个工作日内支付。

Termination of this Agreement for any reason does not exempt any party from any payment obligations (including but not limited to Service fees) under this Agreement which occurs before the termination date of this Agreement, also does not exempt any party from any liability for breach of agreement which occurs before the termination date of this Agreement. All Payable fees which occurs before the termination of this Agreement shall be paid within 15 working days from the termination date of this Agreement.

9.	管辖法律 Governing Law

本协议依中国法律解释，受中国法律管辖。

This Agreement shall be construed in accordance with and governed by the PRC laws.

10.	争议解决 Dispute Resolution

因本协议产生或与本协议相关的任何争议或主张应由外资企业与星璀璨通过友好协商的方式解决。如果外资企业和星璀璨双方未能解决争议，应将争议提交到上海国际经济贸易仲裁委员会，由上海国际经济贸易仲裁委员会按照申请仲裁时该仲裁委员会有效的仲裁规则仲裁解决。仲裁地为上海。仲裁庭或仲裁员有权依照本协议项下条款和适用的中国法律裁决给予任何救济，包括临时性的和永久性的禁令救济（例如，就商业行为的禁令救济，或强制转让资产的禁令救济）、合同义务的实际履行、针对星璀璨之股权或土地资产的救济措施和针对星璀璨的清算令。仲裁裁决具终局性且对双方都有约束力。

Any dispute or claim arising out of or in connection with or relating to this Agreement shall be resolved by the WFOE and Xing Cui Can in good faith through negotiations. In case no resolution can be reached by the WFOE and Xing Cui Can such dispute shall be submitted to the Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its rules of arbitration in effect at the time of applying for such arbitration and the place of arbitration shall be in Shanghai. The arbitral tribunal or the arbitrators shall have the authority to award any remedy or relief in accordance with the terms of this Agreement and applicable PRC laws, including provisional and permanent injunctive relief (such as injunctive relief with respect to the conduct of business or to compel the transfer of assets), specific performance of any obligation created hereunder, remedies over the shares or land assets of Xing Cui Can and winding up orders against Xing Cui Can. The arbitral award shall be final and binding upon both Parties.

在适用的中国法律允许的前提下，在等待组成仲裁庭期间或在适当情况下，协议双方均有权诉诸有管辖权法院寻求临时性禁令救济或其它临时性救济，以支持仲裁的进行。就此，双方达成共识在不违反适用法律的前提下，纽约法院、开曼群岛法院、中国法院和星璀璨主要资产所在地的法院均应被视为具有管辖权。

To the extent permitted under applicable PRC laws, each of the Parties shall have the right to seek interim injunctive relief or other interim relief from a court of competent jurisdiction in support of the arbitration when formation of the arbitral tribunal is pending or under appropriate circumstances. For this purpose, the Parties agree that, to the extent not against applicable laws, the courts of New York, the courts of the Cayman Islands, the courts of PRC and the courts of the places where the principal assets of Xing Cui Can are located shall all be deemed to have jurisdiction.

11.	通知 Notices

11.1	任何一方按本协议规定发出的通知或其他通信应以英文和中文书写，并可以专人递送、挂号邮寄、邮资预付邮寄、或受承认的专递服务或发送传真的形式发送到有关各方不时指定的收件地址。通知被视为正式送达的日期，应按如下方式确定：(a) 专人递送的通知，专人递送当日即视为已实际送达；(b)用信函发出的通知，则在邮资付讫的航空挂号信寄出日（依邮戳为准）后的第十（10）天，即视为已实际送达，或在送交国际认可的专递服务机构后的第四（4）天，即视为已实际送达；以及(c)用传真发送的通知，在有关文件的传送确认单上所显示的接收时间，即视为已实际送达。

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party as specified by such party from time to time. The date when a notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served on the tenth (10th) day after the date when the postage prepaid registered airmail is posted (as evidenced by the postmark), or on the fourth (4th) day after the date when the notice is delivered to an internationally-recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon receipt as evidenced by the time shown in the transmission confirmation for the relevant documents.

11.2	为通知的目的，双方地址如下：

For the purpose of notification, the addresses of both parties are as follows:

公司： 耀世星辉新文娱（北京）科技有限公司

Company: Glory Star New Media (Beijing) Technology Co., Ltd.

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address: 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

收件人： 唐庆飞

Recipient: Qingfei Tang

公司： 星璀璨国际传媒（北京）有限公司

Company: Xing Cui Can International Media (Beijing) Co., Ltd.

地址： 中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address:22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

收件人： 唐庆飞

Recipient: Qingfei Tang

任何一方均可按本条条款通过向另一方发出通知随时更改其通知的收件地址。

Any one of the Parties may change the address at any time by giving notice to other parties in accordance with the terms of this Section.

12.	损害和赔偿

Indemnities and Remedies

12.1	如一方违反本协议，则该方应就违反本协议而给另一方造成的损失、损害、责任、被索赔损失等（“损失”）依照另一方的要求立即予以赔偿，但如果另一方遭受的损失系由于该另一方或该另一方的董事、管理人员、雇员或者代理自身的故意行为不当、违反法律、违约行为、重大过失等原因造成的，则违约方无需对另一方予以赔偿。

Either Party shall forthwith on demand indemnify the other Party against any claim, loss, liability or damage (“Loss”) which such Party shall incur as a consequence of any breach by the other Party of this Agreement provided that neither Party shall be liable to indemnify the other Party for any Loss to the extent that such Loss arises from the willful misconduct, breach of applicable law, regulation or contractual obligation or from the material negligence of the other Party or its directors, officers, employees, or agents.

12.2	对于外资企业应接受服务方要求而提供的咨询和服务所产生或引起的针对外资企业的任何诉讼、索赔或其他要求所招致的任何损失，接受服务方均应补偿给外资企业，并使外资企业不受损害，除非该等损失、损害、责任或费用是因外资企业的严重疏忽或故意的不当行为而产生的。

As for any Loss incurred by any litigation, claim or other request against the WFOE upon WFOE’s consulting services provided as requested by the Service Receiving Party, Service Receiving Party shall reimburse WFOE for any and all Losses incurred and shall hold WFOE harmless from and against, unless such Losses is caused by gross negligence or willful misconduct by WFOE.

12.3	双方同意本协议终止或失效时，本条仍然有效。

The Parties agree that this section shall survive the termination or expiration of this Agreement.

13.	转让 Assignment

13.1	未经外资企业事先书面同意，接受服务方不得将其在本协议项下的权利和义务转让给任何第三方。

The Service Receiving Party shall not assign any of its rights or obligations under this Agreement to any third party without the prior written consent of the WFOE.

13.2	接受服务方在此同意，外资企业可转让其在本协议项下的权利和义务。外资企业仅需就该转让向星璀璨作出书面通知。

The Service Receiving Party hereby agrees that the WFOE may assign its rights and obligations under this Agreement, only subject to a written notice to Xing Cui Can.

14.	可分割性 Severability

如果本协议项下的任何条款因与有关法律不一致而无效或不可执行，则该条款仅在有关法律的管辖范围之内被视为无效或不可执行，并且本协议其他条款的有效性、合法性和可强制执行性不受其影响。

If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only with respect to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

15.	修改或补充 Amendment or Supplement

15.1	本协议的任何修改或补充须由双方以书面形式作出。经协议每一方正式签署的修改或补充构成本协议的组成部分，具有与本协议同等的法律效力。

Any amendment or supplement to this Agreement shall be made by the Parties in writing. The amendments or supplements duly executed by each party shall form an integral part of this Agreement and shall have the same legal effect as this Agreement.

15.2	如美国全国证券交易商协会自动报价表（“纳斯达克”）或其他监管机构或交易所对本协议提出任何修改意见，或纳斯达克上市规则或相关要求发生任何与本协议有关的变化，各方应据此对本协议进行修订。

If the National Association of Securities Dealers Automated Quotations (“NASDAQ”) or other regulatory authorities or stock exchanges introduce any change to this Agreement, or any changes on NASDAQ listing rules or applicable regulations relating to this Agreement, the Parties shall amend this Agreement accordingly.

16.	税费

Taxes and Fees

在编制、签署和履行本协议的过程中，各方应支付依据中国法律征收或发生的全部税款、支出和费用。

Each Party shall pay any tax, expenses and fees incurred thereby or levied thereon in accordance with the PRC laws in connection with the preparation, execution and performance of this Agreement.

17.	文本 Counterparts

本协议由协议双方签署两份原件，外资企业和星璀璨各执一份，所有原件具有同等法律效力。本协议可以一份或多份副本形式签署。

This Agreement shall be executed in two originals by both Parties, with each of the WFOE and Xing Cui Can holding one original. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts.

18.	语言 Languages

本协议以英语和中文书就，英文和中文文本具有同等法律效力。英文和中文有不一致，以中文为准。

This Agreement is written in English and Chinese. Both language versions shall have equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

[后附签字页Signature page follows]

有鉴于此，双方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

耀世星辉新文娱（北京）科技有限公司

Glory Star New Media (Beijing) Technology Co., Ltd.

授权代表：

Authorized Representative:

签字/Signature: /s/ [Illegible]

盖章：（公章）

Seal: (Seal)

有鉴于此，双方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

星璀璨国际传媒（北京）有限公司

Xing Cui Can International Media (Beijing) Co., Ltd.

授权代表

Authorized Representative:

签字/Signature: /s/ [Illegible]

盖章：（公章）

Seal: (Seal)

Schedule 1
附件1

Contents of Service, Calculation and Payment of the Service Fee
服务内容，服务费的计算和支付

1.	服务内容 Contents of Service

1.1	提供技术开发和转让，技术咨询服务; Providing technology development and transfer, and technical consulting services;

1.2	提供员工职业和岗前培训协助及咨询服务; Providing occupation and pre-occupation staff training assistant and consultation services;

1.3	提供公关服务; Providing public relation services;

1.4	提供中短期市场开发、市场规化和咨询服务; Providing mid or short-term market development, planning and consultation services;

1.5	提供人力资源管理和内部信息管理; Providing human resource management and internal information management;

1.6	提供网络开发、升级和日常维护; Providing network development, upgrade and daily maintenance;

1.7	许可使用知识产权; Licensing of intellectual property;

1.8	计算机信息系统软件及硬件维护、数据库及服务器维护;

Providing maintenance services in respect of computer software and hardware system, database and computer servers;

1.9	销售软件或授权星璀璨使用软件，且/或 Selling and authorizing Service Receiving Party to use software, and/or

1.10	外资企业根据业务需要和服务提供者的能力不定期决定提供的其他服务。 Other services determined from time to time by the WFOE according to the need of Service Receiving Party and capacity of the Service Providers.

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2.	服务费的计算和支付 Calculation and Payment of Service Fee

2.1	双方同意，就外资企业提供的服务，星璀璨应向外资企业支付服务费（“服务费”）。在符合中国法律规定的前提下，服务费应为星璀璨的税前利润（包括星璀璨于任何财政年度在任何其附属公司应占的所有利润及所收取的任何其他分配，但不计算本协议项下所应支付的服务费），抵消星璀璨及其附属公司各自在此前财政年度的累计亏损（若有），并扣除在任何财政年度所需的运营资本、开支、税金款额以及根据适用中国税法原则和税务实践而确定的合理运营利润。

The parties agree that, regarding the services provided by WFOE, Xing Cui Can shall pay service fees (“Service Fees”) to WFOE. In accordance with PRC laws and regulations, Service Fees shall be the pre-tax profit of Xing Cui Can (including all profits and all dividends from Xing Cui Can’s subsidiaries in any financial year, apart from Service fees under this Agreement), minus the accumulated losses (if any) of Xing Cui Can and its subsidiaries in the previous financial year, minus operating costs, expenses, taxes and reasonable operating profit under applicable PRC tax law and practices.

2.2	服务费应当按年度支付。星璀璨应于每个财政年度最后一天起7日内，1)向外资企业提供星璀璨本财政年度的管理报表和经营数据，其中应当明确星璀璨在本财政年度的税前收益；2) 按外资企业向星璀璨提供的各项调查报告、计划书、发票或其他书面文件，将服务费支付给外资企业。外资企业在收到管理报表和经营数据后，可向星璀璨出具相应的服务费的发票。所有付款均应以汇款或各方认可的其它方式划入外资企业指定的银行帐户。各方同意，在本协议有效期内，外资企业可不时向星璀璨送达通知更改该等付款指示，且外资企业无需经星璀璨同意，有权仅依照其自主决定以至少提前10天书面通知星璀璨的方式调整上述服务费及服务费支付时间。

Service Fees shall be paid annually. Within 7 days from the end of each financial year, Xing Cui Can shall 1) provide WFOE with current financial year’s financial statements and operating data, which shall state the pre-tax profit of Xing Cui Can in current financial year; 2) pay Service Fees to WFOE according to research report, plan, invoice or other written documents provided by WFOE. After receiving the financial statements and operating data, WFOE may issue an invoice for the corresponding Service Fees to Xing Cui Can. All payments should be remitted to the bank account designated by WFOE or by other ways otherwise agreed by the parties. The parties agree that, during the term of this agreement, WFOE may notice Xing Cui Can from time to time to adjust such payment instructions, and WFOE has the right to adjust the amount and time of payment of Service Fees hereof on its own discretion by giving 10-days(at least) prior written notice to Xing Cui Can and no consents of Xing Cui Can are required.

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2.3	双方同意，服务费的支付原则上不应使任何一方经营发生困难。为上述目的，且在上述原则合理的限度内，外资企业可以同意星璀璨迟延支付服务费，或经双方协商一致，可以书面形式调整上述第2.2条规定下星璀璨应向外资企业支付服务费的时间安排。

The parties agree that, the payment of the Service Fee shall not constitute any Parties’ operational difficulties in principle. For the purposes above, and within the reasonable limits of the principles above, WFOE may accept the delayed payment of Service Fees by Xing Cui Can. WFOE may adjust the Service Fees’ payment schedule under Article 2.2 above in writing with a prior negotiated agreement among the parties.

2.4	星璀璨应于每个财政年度末的90日内向外资企业提供星璀璨在本财政年度的审计的财务报表。该财务报表应当经由外资企业批准的独立注册会计师审计，并且外资企业有权对星璀璨在每个财政年度的审计的财务数据进行合并计算。如果该等经审计的财务报表显示出本财政年度内星璀璨向外资企业支付的服务费总额与星璀璨本财政年度根据中国财务报告准则所确定的税前收益扣除相关成本、合理费用后的剩余金额之间有任何差额，经外资企业书面要求，星璀璨应向外资企业支付该等差额。

Xing Cui Can shall provide WFOE with audited financial statements of Xing Cui Can for the financial year within 90 days from the end of each financial year. Such financial statements shall be audited by an independent certified public auditor accepted by WFOE, and WFOE shall have the right to consolidate the audited financial data of Xing Cui Can in each financial year. If these audited financial statements indicate there is any difference between total Service Fees paid by Xing Cui Can to WFOE during the financial year and amount calculated by the pre-tax profit of Xing Cui Can deduct related costs and reasonable expenses according to China financial reporting standards in such financial year, upon WFOE’s written request, Xing Cui Can shall pay such difference to WFOE.

2.5	星璀璨应按照法律及商业惯例的要求编制符合外资企业要求的财务报表。

Xing Cui Can shall prepare financial statements in accordance with the applicable laws, business practices and the WFOE’s requirements.

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2.6	经外资企业提前5个工作日通知，星璀璨应允许外资企业及外资企业的控股股东（直接或间接）/或其指定审计师对星璀璨进行各类审计活动，包括在星璀璨的主要办公地点审计星璀璨的有关帐册和记录并复印所需的该部分帐册和记录。此外，星璀璨应向外资企业及外资企业的控股股东（直接或间接）/或其指定审计师提供有关星璀璨运营、业务、客户、财务、员工等相关信息和资料，并且同意最终控股股东为满足其证券上市地监管的要求而披露该等信息和资料。

With WFOE’s 5-working-days prior notice, Xing Cui Can shall authorize WFOE, WFOE’s (directly or indirectly) controlling shareholder or their designated auditors to conduct auditing upon Xing Cui Can, including auditing Xing Cui Can’s account and reviewing and copying its relevant book and records in the Xing Cui Can’s principle domicile. In addition, Xing Cui Can shall provide WFOE, controlling shareholder (directly or indirectly) of WFOE or its designated auditor with related information and documents on operations, business, customers, finances and employees of Xing Cui Can, and authorize that Ultimate Controlling Shareholder to disclose such information and documents according to supervision regulations of its listing place.

2.7	各方由于执行本协议所产生的税收负担，由各方自行承担。

Each of the parties shall bear all taxes respectively incurred or to be incurred in executing and preforming this Agreement.

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